EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB REPORTS FIRST QUARTER RESULTS
Core Net New Assets Total $120.5 Billion
Total Client Assets Finish at $7.86 Trillion, up 11% Year-over-Year

    WESTLAKE, Texas, April 18, 2022 – The Charles Schwab Corporation announced today that its net income for the first quarter of 2022 was $1.4 billion compared with $1.6 billion for the fourth quarter of 2021, and $1.5 billion for the first quarter of 2021. During the quarter, certain acquisition and integration-related costs and the amortization of acquired intangibles totaled $96 million and $154 million, respectively, on a pre-tax basis.

	Three Months Ended March 31,		%
Financial Highlights (1)	2022	2021	Change

Net revenues (in millions)	$4,672	$4,715	(1)%
Net income (in millions)
GAAP	$1,402	$1,484	(6)%
Adjusted (1)	$1,591	$1,690	(6)%
Diluted earnings per common share
GAAP	$.67	$.73	(8)%
Adjusted (1)	$.77	$.84	(8)%
Pre-tax profit margin
GAAP	39.4%	41.6%
Adjusted (1)	44.7%	47.4%
Return on average common
stockholders’ equity (annualized)	12%	12%
Return on tangible
common equity (annualized) (1)	26%	24%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

CEO Walt Bettinger said, “Our business momentum remained quite strong throughout the first quarter. We helped clients face a complex set of crosscurrents, which included an ongoing economic recovery supported by continued progress against the COVID pandemic, rising inflation, geopolitical turmoil driven by the Russian invasion of Ukraine, the Fed initiating its first tightening cycle since late 2015, and more volatile equity markets that remained below year-end 2021 levels for the vast majority of the period. Ongoing client engagement was reflected in trading activity that averaged more than 6.5 million a day – a level exceeded only by the ‘re-opening’ surge of last year’s first quarter. At the same time, Schwab’s contemporary full-service model and ‘no trade-offs’ approach to value, service, transparency, and trust helped attract 1.2 million new brokerage accounts during the first quarter, along with $121 billion in core net new assets, which represents a 6% annualized organic growth rate. We ended March with 33.6 million active brokerage accounts and $7.86 trillion in total client assets, up 5% and 11%, respectively, over year-earlier levels.”

“Along with supporting clients through a turbulent environment, we continued to drive progress across our strategic priorities during the quarter, including two significant steps in the exciting area of personalized investing,” Mr. Bettinger continued. “We announced Schwab Personalized Indexing™ (SPI), a proprietary direct indexing solution designed to bring tax efficient personalized portfolio management capabilities – along with a highly competitive account minimum and fee schedule – to a wider spectrum of both registered investment advisors and retail investors. SPI includes daily monitoring of client portfolios and tax-loss harvesting technology that is managed by a team of investment professionals. Additionally, we introduced our initial thematic stock lists, which are built using a proprietary algorithm and designed to help self-directed investors pick stocks aligned with their interests and values. Clients can view potential investments from a list of 45 different categories and approximately 900 companies representing a range of themes including data advancement, medical breakthroughs, and environmental innovation.”

Mr. Bettinger added, “During the first quarter, we took steps to help our clients navigate the mutual fund selection process more efficiently as they look across the broad range of choices available on our open architecture platform. Clients using our enhanced Fund Finder tool on Schwab.com now have the option of referencing modules that highlight funds from Schwab and T. Rowe Price that meet their search criteria, have no transaction fees, and have Morningstar Overall Ratings of four or five stars. Of note, independent advisors who custody with Schwab have already gained access to T. Rowe Price’s lowest cost institutional share class funds through our platform without transaction fees.”

Mr. Bettinger concluded, “We see SPI and our thematic lists as initial steps in giving clients more power in personalizing their investments to reflect their unique circumstances and perspectives. Similarly, simplifying the research experience for clients when selecting mutual funds gives them more power to build their financial futures with investments that make sense for them. We remain committed to pushing forward with these and other strategic initiatives even as we keep our TD Ameritrade integration work on schedule, because we know that both fronts are essential elements of our ‘Through Clients’ Eyes’ strategy. Schwab’s strong growth reflects the enduring appeal of that strategy for millions of investors as well as the independent advisors who serve them.”

CFO Peter Crawford noted, “Our first quarter 2022 financial results reflected our ongoing success with clients while contending with the effects of a challenging environment. Total revenues of $4.7 billion were just under the record level set in the year-ago quarter amidst that extraordinary surge in client activity, with increases in net interest revenue (NIR) and asset management and administration fees (AMAF) essentially offsetting the effects of trading activity returning to more moderate levels. First quarter 2022 NIR and AMAF were strengthened by growing balances and modestly improved – but still low – short-term interest rates. The lift from these increases, however, was muted somewhat by recent equity market weakness and volatility, which affected margin loan balances and securities lending activity as well as client asset valuations.”

Mr. Crawford continued, “Our GAAP expenses rose 3% year-over-year to $2.8 billion, including $96 million in acquisition and integration-related costs and $154 million in amortization of acquired intangibles. Exclusive of these items, adjusted total expenses (1) were up 4% versus the first quarter of 2021, consistent with our expectations as we invest in our people and our ability to support current and ongoing growth in our client base. Our diversified revenue model, along with disciplined expense management that aims to balance near-term profitability and long-term investment, enabled us to achieve a pre-tax profit margin of 39.4% – 44.7% on an adjusted basis (1). We believe the relative resiliency of our first quarter revenues and profitability represents solid performance in the face of significant environmental headwinds.”

“Our priority for capital management remains centered on maintaining flexibility for supporting ongoing growth,” Mr. Crawford said. “During the first quarter, we migrated an additional $13 billion in Insured Deposit Account (IDA) balances onto our balance sheet, and total assets rose by a similar amount versus year-end 2021. To augment our capital position amidst this growth in assets, we issued $750 million in preferred stock. We also issued $3 billion in senior notes primarily for ongoing liquidity management purposes. The company’s preliminary Tier 1 Leverage Ratio was 6.1% as of March 31. With a first quarter return on equity of 12% and ROTCE (1) of 26%, our healthy financial performance and consistent attention to capital management have helped us deliver a double-digit return on equity and a ROTCE of at least 20% every quarter since acquiring TD Ameritrade. As we move deeper into 2022, we remain confident that Schwab has the financial strength and flexibility necessary to stay focused on serving our clients however conditions evolve.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on recent account activity was posted on May 14, 2021.

Spring Business Update
The company has scheduled a Spring Business Update for institutional investors on Thursday, April 21, 2022. The Update, which will be held via webcast, is scheduled to run from approximately 8:00 a.m. - 9:00 a.m. PT, 11:00 am -
12:00 pm ET. Registration for this Update is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to business momentum; strategic initiatives; TD Ameritrade integration; growth in the client base, accounts, and assets; investments to attract and retain talent, improve service and the client experience, expand products, services and offerings to meet client needs, diversify revenues, and drive scale and efficiency; expense management; balancing near-term profitability and long-term investment; capital management; and financial strength and flexibility. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and independent investment advisors and grow those relationships and client assets; develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure and capacity, in a timely and successful manner; hire and retain talent; support client activity levels; successfully implement integration strategies and plans; manage expenses; and monetize client assets. Other important factors include general market conditions, including equity valuations, trading activity, and the level of interest rates; market volatility; client use of the company’s advisory solutions and other products and services; client sensitivity to rates; level of client assets, including cash balances; capital and liquidity needs and management; the migration of bank deposit account balances; the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities to contain the spread of the virus and the economic impact; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 33.6 million active brokerage accounts, 2.2 million corporate retirement plan participants, 1.6 million banking accounts, and approximately $7.86 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding Corporation. TD Ameritrade Holding Corporation is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net Revenues
Interest revenue	$2,319	$2,015
Interest expense	(136)	(104)
Net interest revenue	2,183	1,911
Asset management and administration fees (1)	1,068	1,016
Trading revenue	963	1,216
Bank deposit account fees	294	351
Other	164	221
Total net revenues	4,672	4,715
Expenses Excluding Interest
Compensation and benefits	1,546	1,430
Professional services	244	226
Occupancy and equipment	269	237
Advertising and market development	102	116
Communications	144	147
Depreciation and amortization	150	129
Amortization of acquired intangible assets	154	154
Regulatory fees and assessments	68	78
Other	156	238
Total expenses excluding interest	2,833	2,755
Income before taxes on income	1,839	1,960
Taxes on income	437	476
Net Income	1,402	1,484
Preferred stock dividends and other	124	96
Net Income Available to Common Stockholders	$1,278	$1,388
Weighted-Average Common Shares Outstanding:
Basic	1,894	1,882
Diluted	1,905	1,892
Earnings Per Common Shares Outstanding (2):
Basic	$.67	$.74
Diluted	$.67	$.73

(1) Includes fee waivers of $54 million and $78 million for the three months ended March 31, 2022 and 2021, respectively.
(2) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q1-22 % change		2022	2021
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-21	Q4-21	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	14%	2%	$2,183	$2,142	$2,030	$1,947	$1,911
Asset management and administration fees	5%	(4)%	1,068	1,110	1,101	1,047	1,016
Trading revenue	(21)%	(5)%	963	1,017	964	955	1,216
Bank deposit account fees	(16)%	(3)%	294	304	323	337	351
Other	(26)%	21%	164	135	152	241	221
Total net revenues	(1)%	(1)%	4,672	4,708	4,570	4,527	4,715
Expenses Excluding Interest
Compensation and benefits	8%	11%	1,546	1,399	1,303	1,318	1,430
Professional services	8%	(10)%	244	271	250	247	226
Occupancy and equipment	14%	6%	269	254	246	239	237
Advertising and market development	(12)%	(16)%	102	122	119	128	116
Communications	(2)%	11%	144	130	144	166	147
Depreciation and amortization	16%	3%	150	145	140	135	129
Amortization of acquired intangibles assets	—	—	154	154	153	154	154
Regulatory fees and assessments	(13)%	1%	68	67	64	66	78
Other	(34)%	9%	156	143	140	355	238
Total expenses excluding interest	3%	6%	2,833	2,685	2,559	2,808	2,755
Income before taxes on income	(6)%	(9)%	1,839	2,023	2,011	1,719	1,960
Taxes on income	(8)%	(1)%	437	443	485	454	476
Net Income	(6)%	(11)%	$1,402	$1,580	$1,526	$1,265	$1,484
Preferred stock dividends and other	29%	(5)%	124	131	120	148	96
Net Income Available to Common Stockholders	(8)%	(12)%	$1,278	$1,449	$1,406	$1,117	$1,388
Earnings per common share (1):
Basic	(9)%	(13)%	$.67	$.77	$.74	$.59	$.74
Diluted	(8)%	(12)%	$.67	$.76	$.74	$.59	$.73
Dividends declared per common share	11%	11%	$.20	$.18	$.18	$.18	$.18
Weighted-average common shares outstanding:
Basic	1%	—	1,894	1,892	1,888	1,886	1,882
Diluted	1%	—	1,905	1,902	1,898	1,896	1,892
Performance Measures
Pre-tax profit margin			39.4%	43.0%	44.0%	38.0%	41.6%
Return on average common stockholders’ equity (annualized) (2)			12%	12%	12%	10%	12%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	87%	45%	$91.1	$63.0	$34.3	$30.3	$48.6
Cash and investments segregated	35%	1%	54.4	53.9	42.3	39.9	40.4
Receivables from brokerage clients — net	13%	(7)%	84.1	90.6	86.6	82.2	74.7
Available for sale securities (3)	(20)%	(30)%	272.0	390.1	377.0	359.6	341.6
Held to maturity securities (3)	N/M	N/M	105.3	—	—	—	—
Bank loans — net	46%	8%	37.2	34.6	31.6	28.9	25.4
Total assets	21%	2%	681.0	667.3	607.5	574.5	563.5
Bank deposits	26%	5%	465.8	443.8	395.3	368.6	369.9
Payables to brokerage clients	24%	—	125.3	125.7	113.1	105.0	101.3
Short-term borrowings	68%	(14)%	4.2	4.9	3.0	3.5	2.5
Long-term debt	24%	16%	21.9	18.9	19.5	18.7	17.7
Stockholders’ equity	(13)%	(15)%	48.1	56.3	57.4	57.5	55.6
Other
Full-time equivalent employees (at quarter end, in thousands)	7%	2%	34.2	33.4	32.4	32.5	32.0
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	—	(52)%	$209	$431	$176	$225	$209
Expenses excluding interest as a percentage of average client assets (annualized)			0.15%	0.13%	0.13%	0.15%	0.16%
Clients’ Daily Average Trades (DATs) (in thousands)	(22)%	8%	6,578	6,102	5,549	6,042	8,414
Number of Trading Days	2%	(2)%	62.0	63.5	64.0	63.0	61.0
Revenue Per Trade (4)	—	(10)%	$2.36	$2.62	$2.71	$2.51	$2.37

(1) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(2) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3) In January 2022, the Company transferred a portion of its investment securities designated as available for sale to the held to maturity category, as described in Part II – Item 8 – Note 6 of our 2021 Annual Report on Form 10-K.
(4) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended March 31,
	2022			2021
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$72,465	$34	0.19%	$38,898	$7	0.08%
Cash and investments segregated	51,913	15	0.11%	48,149	10	0.08%
Receivables from brokerage clients	84,204	626	2.97%	67,738	563	3.32%
Available for sale securities (1,2)	284,526	947	1.33%	338,245	1,091	1.29%
Held to maturity securities (2)	103,416	378	1.46%	—	—	—
Bank loans	35,852	187	2.10%	24,476	139	2.27%
Total interest-earning assets	632,376	2,187	1.38%	517,506	1,810	1.40%
Securities lending revenue		129			204
Other interest revenue		3			1
Total interest-earning assets	$632,376	$2,319	1.47%	$517,506	$2,015	1.56%
Funding sources
Bank deposits	$452,692	$16	0.01%	$363,099	$13	0.01%
Payables to brokerage clients	105,929	2	0.01%	87,339	2	0.01%
Short-term borrowings (3)	4,717	4	0.33%	1,093	—	0.22%
Long-term debt	19,864	108	2.18%	14,245	85	2.37%
Total interest-bearing liabilities	583,202	130	0.09%	465,776	100	0.09%
Non-interest-bearing funding sources	49,174			51,730
Securities lending expense		7			5
Other interest expense		(1)			(1)
Total funding sources	$632,376	$136	0.09%	$517,506	$104	0.08%
Net interest revenue		$2,183	1.38%		$1,911	1.48%
(1) Amounts have been calculated based on amortized cost.
(2) In January 2022, the Company transferred a portion of its investment securities designated as available for sale to the held to maturity category, as described in Part II – Item 8 – Note 6 of our 2021 Annual Report on Form 10-K.
(3) Interest revenue or expense was less than $500 thousand in the period or periods presented.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended March 31,
	2022			2021
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$144,732	$102	0.29%	$169,683	$122	0.29%
Fee waivers		(54)			(78)
Schwab money market funds	144,732	48	0.13%	169,683	44	0.11%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs)	456,326	97	0.09%	377,282	86	0.09%
Mutual Fund OneSource® and other non- transaction fee funds	212,641	165	0.31%	222,455	172	0.31%
Other third-party mutual funds and ETFs	872,212	179	0.08%	849,409	168	0.08%
Total mutual funds, ETFs, and CTFs (1)	$1,685,911	489	0.12%	$1,618,829	470	0.12%
Advice solutions (1)
Fee-based	$469,325	496	0.43%	$424,629	468	0.45%
Non-fee-based	90,335	—	—	84,767	—	—
Total advice solutions	$559,660	496	0.36%	$509,396	468	0.37%
Other balance-based fees (2)	616,679	67	0.04%	576,562	64	0.05%
Other (3)		16			14
Total asset management and administration fees		$1,068			$1,016
(1) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private ClientTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, TD Ameritrade AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q1-22 % Change		2022	2021
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-21	Q4-21	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	25%	3%	$584.3	$566.1	$503.9	$469.5	$467.3
Bank deposit account balances	(6)%	(2)%	154.8	158.5	153.3	161.9	164.2
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	(13)%	(2)%	143.1	146.5	147.7	151.9	163.6
Equity and bond funds and CTFs (2)	15%	(4)%	175.8	183.1	167.4	165.9	152.9
Total proprietary mutual funds and CTFs	1%	(3)%	318.9	329.6	315.1	317.8	316.5
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	4%	—	235.5	234.9	234.7	240.2	227.3
Mutual fund clearing services	(5)%	(7)%	235.4	254.2	271.9	271.3	248.7
Other third-party mutual funds (4)	1%	(8)%	1,383.3	1,497.7	1,450.1	1,441.5	1,375.8
Total Mutual Fund Marketplace	—	(7)%	1,854.2	1,986.8	1,956.7	1,953.0	1,851.8
Total mutual fund assets	—	(6)%	2,173.1	2,316.4	2,271.8	2,270.8	2,168.3
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	22%	(1)%	268.5	271.8	251.6	245.2	220.9
Other third-party ETFs	23%	(2)%	1,270.6	1,296.4	1,183.7	1,158.8	1,035.1
Total ETF assets	23%	(2)%	1,539.1	1,568.2	1,435.3	1,404.0	1,256.0
Equity and other securities	15%	(4)%	3,131.1	3,259.8	2,976.7	2,988.8	2,721.0
Fixed income securities	(1)%	1%	360.7	356.4	356.8	359.6	364.5
Margin loans outstanding	12%	(7)%	(81.0)	(87.4)	(83.8)	(79.8)	(72.2)
Total client assets	11%	(3)%	$7,862.1	$8,138.0	$7,614.0	$7,574.8	$7,069.1
Client assets by business
Investor Services	10%	(4)%	$4,235.5	$4,400.7	$4,137.7	$4,146.2	$3,865.9
Advisor Services	13%	(3)%	3,626.6	3,737.3	3,476.3	3,428.6	3,203.2
Total client assets	11%	(3)%	$7,862.1	$8,138.0	$7,614.0	$7,574.8	$7,069.1
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	(16)%	63%	$54.6	$33.4	$57.9	$44.5	$65.1
Advisor Services	(4)%	(35)%	65.9	101.2	81.1	64.3	68.7
Total net new assets	(10)%	(10)%	$120.5	$134.6	$139.0	$108.8	$133.8
Net market gains (losses)	N/M	N/M	(396.4)	389.4	(99.8)	396.9	243.6
Net growth (decline)	N/M	N/M	$(275.9)	$524.0	$39.2	$505.7	$377.4
New brokerage accounts (in thousands, for the quarter ended)	(62)%	(9)%	1,202	1,318	1,178	1,657	3,153
Client accounts (in thousands)
Active brokerage accounts	5%	1%	33,577	33,165	32,675	32,265	31,902
Banking accounts	2%	2%	1,641	1,614	1,580	1,574	1,608
Corporate retirement plan participants	7%	2%	2,246	2,200	2,207	2,149	2,105

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of March 31, 2022, off-platform equity and bond funds, CTFs, and ETFs were $23.9 billion, $5.7 billion, and $94.9 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) As of March 31, 2022, third-party money funds were $12.3 billion.
(5) Fourth quarter of 2021 includes outflows of $27.6 billion from mutual fund clearing services clients. First quarter of 2021 includes an outflow of $14.4 billion from a mutual fund clearing services client.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

The Charles Schwab Corporation Monthly Activity Report For March 2022

	2021										2022			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	32,982	33,875	34,529	34,503	34,935	35,361	33,844	35,820	34,484	36,338	35,132	33,893	34,678	2%	5%
Nasdaq Composite®	13,247	13,963	13,749	14,504	14,673	15,259	14,449	15,498	15,538	15,645	14,240	13,751	14,221	3%	7%
Standard & Poor’s® 500	3,973	4,181	4,204	4,298	4,395	4,523	4,308	4,605	4,567	4,766	4,516	4,374	4,530	4%	14%
Client Assets (in billions of dollars)
Beginning Client Assets	6,900.5	7,069.1	7,336.1	7,395.7	7,574.8	7,642.7	7,838.2	7,614.0	7,982.3	7,918.3	8,138.0	7,803.8	7,686.6
Net New Assets (1)	62.6	37.2	28.1	43.5	44.3	51.8	42.9	22.9	31.4	80.3	33.6	40.6	46.3	14%	(26)%
Net Market (Losses) Gains	106.0	229.8	31.5	135.6	23.6	143.7	(267.1)	345.4	(95.4)	139.4	(367.8)	(157.8)	129.2
Total Client Assets (at month end)	7,069.1	7,336.1	7,395.7	7,574.8	7,642.7	7,838.2	7,614.0	7,982.3	7,918.3	8,138.0	7,803.8	7,686.6	7,862.1	2%	11%
Core Net New Assets (2)	62.6	37.2	28.1	43.5	44.3	51.8	42.9	36.8	45.1	80.3	33.6	40.6	46.3	14%	(26)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	495.2	511.1	517.8	525.1	531.9	542.5	530.1	548.3	543.1	559.2	541.9	533.7	538.9	1%	9%
Advisor Services (3)	2,997.9	3,112.5	3,150.4	3,209.3	3,256.5	3,333.4	3,253.2	3,399.8	3,374.3	3,505.2	3,382.4	3,342.5	3,404.6	2%	14%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	31,902	31,877	32,110	32,265	32,386	32,513	32,675	32,796	32,942	33,165	33,308	33,421	33,577	—	5%
Banking Accounts	1,608	1,562	1,584	1,574	1,578	1,594	1,580	1,593	1,608	1,614	1,628	1,641	1,641	—	2%
Corporate Retirement Plan Participants	2,105	2,116	2,130	2,149	2,159	2,188	2,207	2,213	2,198	2,200	2,216	2,235	2,246	—	7%
Client Activity
New Brokerage Accounts (in thousands)	847	609	549	499	402	402	374	397	448	473	426	356	420	18%	(50)%
Client Cash as a Percentage of Client Assets (4)	11.5%	10.9%	10.8%	10.5%	10.4%	10.3%	10.8%	10.4%	10.5%	10.9%	11.3%	11.5%	11.4%	(10) bp	(10) bp
Derivative Trades as a Percentage of Total Trades	18.5%	20.4%	20.9%	20.6%	22.2%	23.1%	23.1%	22.5%	23.4%	23.0%	22.4%	24.0%	22.4%	(160) bp	390 bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (5)	520,074	527,194	528,642	536,146	546,579	552,372	565,379	574,181	584,362	605,709	622,997	629,042	644,768	2%	24%
Average Margin Balances	71,266	72,863	75,921	78,410	79,910	81,021	81,705	83,835	87,311	88,328	86,737	84,354	81,526	(3)%	14%
Average Bank Deposits Account Balances (6)	164,866	162,392	160,459	161,377	151,275	150,896	152,330	154,040	153,877	154,918	157,706	153,824	155,657	1%	(6)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (7,8) (in millions of dollars)
Equities	16,301	13,422	9,854	10,873	7,418	8,808	7,596	8,840	13,099	11,519	7,384	9,371	14,177
Hybrid	1,133	877	1	390	666	569	335	81	308	(1,207)	(367)	(478)	(497)
Bonds	8,237	8,940	5,906	10,101	6,917	8,044	6,232	4,425	4,097	5,600	1,804	(1,973)	(7,851)
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (7)	6,190	5,754	2,022	5,872	2,644	3,876	(308)	302	189	(2,859)	(4,961)	(6,318)	(11,888)
Exchange-Traded Funds (8)	19,481	17,485	13,739	15,492	12,357	13,545	14,471	13,044	17,315	18,771	13,782	13,238	17,717
Money Market Funds	(4,528)	(5,153)	(3,988)	(3,806)	(2,501)	(1,372)	(1,512)	(451)	(1,725)	(144)	(1,984)	(1,086)	(1,344)
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) November 2021 includes an outflow of $13.7 billion from a mutual fund clearing services client. October 2021 includes an outflow of $13.9 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(5) Represents average total interest-earning assets on the company’s balance sheet.
(6) Represents average TD Ameritrade clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(7) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(8) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s first quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs and amortization of acquired intangible assets	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs and amortization of acquired intangible assets for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Acquisition and integration-related costs fluctuate based on the timing of acquisitions and integration activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended March 31,
	2022		2021
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$2,833	$1,402	$2,755	$1,484
Acquisition and integration-related costs (1)	(96)	96	(119)	119
Amortization of acquired intangible assets	(154)	154	(154)	154
Income tax effects (2)	N/A	(61)	N/A	(67)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,583	$1,591	$2,482	$1,690
(1) Acquisition and integration-related costs for the three months ended March 31, 2022 primarily consist of $56 million of compensation and benefits, $31 million of professional services, and $4 million of occupancy and equipment. Acquisition and integration-related costs for the three months ended March 31, 2021 primarily consist of $72 million of compensation and benefits, $27 million of professional services, and $16 million of occupancy and equipment.
(2) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs and amortization of acquired intangible assets on an after-tax basis.
N/A Not applicable.

	Three Months Ended March 31,
	2022		2021
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$1,839	39.4%	$1,960	41.6%
Acquisition and integration-related costs	96	2.1%	119	2.5%
Amortization of acquired intangible assets	154	3.2%	154	3.3%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$2,089	44.7%	$2,233	47.4%

	Three Months Ended March 31,
	2022		2021
	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,278	$.67	$1,388	$.73
Acquisition and integration-related costs	96.05		119.06
Amortization of acquired intangible assets	154.08		154.08
Income tax effects	(61)	(.03)	(67)	(.03)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,467	$.77	$1,594	$.84

	Three Months Ended March 31,
	2022	2021
Return on average common stockholders’ equity (GAAP)	12%	12%
Average common stockholders’ equity	$41,856	$46,691
Less: Average goodwill	(11,952)	(11,952)
Less: Average acquired intangible assets — net	(9,303)	(9,915)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,886	1,935
Average tangible common equity	$22,487	$26,759
Adjusted net income available to common stockholders (1)	$1,467	$1,594
Return on tangible common equity (non-GAAP)	26%	24%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).